UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2012

INTERNATIONAL GAME TECHNOLOGY
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-10684	88-0173041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6355 South Buffalo Drive, Las Vegas, Nevada 89113
(Address of Principal Executive Offices) (Zip Code)

(702) 669-7777
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

The following is a brief description of each matter voted upon at the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) of International Game Technology (the “Company”) held on March 5, 2012, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

Proposal 1. Election of Directors

The eight individuals listed below were elected at the 2012 Annual Meeting to serve a one-year term on the Company’s Board of Directors (the “Board”).

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Paget L. Alves	214,720,260	16,090,934	34,352,454
Janice Chaffin	217,827,085	12,984,109	34,352,454
Greg Creed	217,043,922	13,767,272	34,352,454
Patti S. Hart	224,852,471	5,958,723	34,352,454
Robert J. Miller	215,096,601	15,714,593	34,352,454
David E. Roberson	226,979,820	3,831,374	34,352,454
Vincent L. Sadusky	227,246,750	3,564,444	34,352,454
Philip G. Satre	227,383,742	3,427,452	34,352,454

Proposal 2.  To approve on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in the Company’s proxy statement for the 2012 Annual Meeting

Proposal 2 was a management proposal to hold an advisory vote on the compensation of the Company’s named executive officers.  This proposal was not approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
101,810,464	127,594,292	1,406,438	34,352,454

Proposal 3. Ratification of appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012

Proposal 3 was a management proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.  This proposal was approved.

Votes For	Votes Against	Abstentions
260,338,004	4,599,479	226,165

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

		By:	/s/ Robert C. Melendres
Date:	March 9, 2012		Robert C. Melendres
Chief Legal Officer and Corporate Secretary